Exhibit 10.3

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “First Amendment”) is made and entered into as of September 29, 2015 by and among STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (together with its successors and assigns, the “Borrower”), STAG INDUSTRIAL INC., a Maryland corporation and the sole member of the sole general partner of the Borrower (the “Parent”), each of the financial institutions initially a signatory to the Loan Agreement (as defined below) together with their successors and assigns under Section 11.06 of the Loan Agreement (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Term Loan Agreement dated as of December 18, 2014 (the “Loan Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain terms and conditions of the Loan Agreement as described herein; and

WHEREAS, the Administrative Agent and the Lenders party to this First Amendment have agreed to so amend certain terms and conditions of the Loan Agreement, all on the terms and conditions set forth below in this First Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Definitions. All capitalized undefined terms used in this First Amendment shall have the meanings ascribed thereto in the Loan Agreement, as amended hereby.

2.                                      Amendments to Loan Agreement.  Effective as set forth in Section 3 below:

a.                                      The definition of “Audited Financial Statements” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Audited Financial Statements” means the audited financial statements of the Parent for the fiscal year ended December 31, 2014 and, from and after the delivery of the financial statements of the Parent required pursuant to Section 7.01(a) for the fiscal year ending December 31, 2015, the most-recent financial statements furnished pursuant to Section 7.01(a).”

b.                                      The definition of “Debt Rating” in Section 1.01 of the Loan Agreement is hereby amended to delete the phrase “Ratings Condition” and insert therefor the phrase “Rating Condition”.

c.                                       The definition of “LIBOR” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““LIBOR” means, with respect to any LIBOR borrowings for any interest period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in U.S. dollars for a period equal to the applicable interest period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two business days prior to the first day of the applicable interest period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America); provided that if such determined rate shall be less than zero, such rate shall be deemed to be zero for each LIBOR Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Specified Swap Contract that provides a hedge against interest rate risk. If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in U.S. dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two business days prior to the first day of the applicable interest period for a period equal to such interest period; provided that if such determined rate shall be less than zero, such rate shall be deemed to be zero for each LIBOR Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Specified Swap Contract that provides a hedge against interest rate risk. Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.”

d.                                      The definition of “Note Purchase Agreements” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Note Purchase Agreements” means (i) that certain Note Purchase Agreement, dated as of April 16, 2014 among the Parent, the Borrower, and the purchasers party thereto and (ii) that certain Note Purchase Agreement, dated as of December 18, 2014 among the Parent, the Borrower, and the purchasers party thereto, in each case as amended from time to time.”

e.                                       The definition of “Subsidiary Guarantors” in Section 1.01 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

““Subsidiary Guarantors” means, as of any date, each domestic Subsidiary which owns an Unencumbered Property, all domestic Subsidiaries of the Borrower owning a direct or indirect interest in an Unencumbered Property, each other domestic Material Subsidiary, and the general partner of each Subsidiary Guarantor that is a limited partnership and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors; provided, however, that (a) STAG Industrial Management, LLC and (b) STAG Industrial TRS, LLC and its Subsidiaries shall in no event be deemed or required to be a Subsidiary Guarantor.”

f.                                        Section 1.01 of the Loan Agreement is hereby amended to insert the following definitions in the appropriate alphabetical order:

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““Additional Permitted Indebtedness” means unsecured Indebtedness permitted to be incurred pursuant to Section 8.02(f).”

““Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.”

““Specified Swap Contract” means any Swap Contract that is made or entered into at any time, or in effect at any time now or hereafter, whether as a result of an assignment or transfer or otherwise, in each case with respect to the Loans, between the Borrower and a Specified Swap Contract Provider.”

““Specified Swap Contract Provider” means any Lender, or Affiliate of a Lender, that is party to a Swap Contract at the time such Swap Contract is entered into.”

g.                                       Section 2.17(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a)         Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) concurrently with the delivery of each Compliance Certificate, with respect to any Person that became a Subsidiary of the Parent owning a direct or indirect interest in the Borrower since the date of the most recent Compliance Certificate or (y) substantially concurrently with any Subsidiary of the Parent (other than the Borrower) entering into any Guarantee of Indebtedness of the Parent, the Borrower or any Subsidiary of the Borrower owning directly or indirectly any Unencumbered Property, the Parent, the Borrower and such Subsidiary shall deliver to the Administrative Agent each of the following: (i) a joinder to the Subsidiary Guaranty executed by such Subsidiary, (ii) concurrently with the delivery of each Compliance Certificate a comprehensive list of all Guarantors, which identifies the joining and departing entities, and (iii) the items that would have been delivered under subsections (iii) and (v) of Section 5.01(a) if such Subsidiary had been a Subsidiary Guarantor on the Closing Date, in form and substance substantially consistent with such items delivered on the Closing Date or otherwise reasonably satisfactory to the Administrative Agent.”

h.                                      Section 6.25 of the Loan Agreement is hereby amended to add the following sentences at the end of the Section:

“Each Loan Party, their respective officers and, to the knowledge of the Parent and the Borrower, its respective directors, employees and agents and any Related Party, are in compliance with Anti-Corruption Laws in all material respects. No Credit Extension, use of the proceeds of any Credit Extension, or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.  Neither the making of the Credit Extensions hereunder nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Each Loan Party is in compliance in all material respects with the Patriot Act.”

i.                                          Section 7.08 of the Loan Agreement is hereby amended to insert after the phrase “comply in all material respects with the requirements of all Laws” the phrase “(including without limitation Anti-Corruption Laws and applicable Sanctions)”.

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j.                                         Section 7.12(a)(iii) of the Loan Agreement is hereby amended to insert after the phrase “Unencumbered Property” the phrase “for which the aggregate cost of remediation of such damage or series of claims is equal to or in excess of $5,000,000”.

k.                                      Section 8.10 of the Loan Agreement is hereby amended to add the following sentence at the end of the Section:

“The Borrower shall not request any Credit Extension, shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents do not use the proceeds of any Credit Extension (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (ii) in any manner that would result in the violation of any applicable Sanctions.”

l.                                          Section 8.13(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Any Person (other than the Parent or the Borrower) that directly or indirectly owns Equity Interests in any Subsidiary Guarantor to (i) incur any Indebtedness (whether Recourse Indebtedness or Non-Recourse Indebtedness) (other than Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness), (ii) provide Guarantees to support Indebtedness (other than Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness), or (iii) have its Equity Interests subject to any Lien or other encumbrance (other than in favor of the Administrative Agent).”

m.                                  Section 8.13(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Any Subsidiary Guarantor that owns an Unencumbered Property to (i) incur any Indebtedness (whether Recourse Indebtedness or Non-Recourse Indebtedness) (other than Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness) or (ii) provide Guarantees to support Indebtedness (other than Indebtedness listed on Schedule 8.13 and Additional Permitted Indebtedness).”

n.                                      Section 11.06(d) of the Loan Agreement is hereby amended to replace each instance of the phrase “acting solely for this purpose as an agent of the Borrower” with the phrase “acting solely for this purpose as a nonfiduciary agent of the Borrower”.

o.                                      Clauses (ii) and (iii) of Section 11.15 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(ii)(A) each of the Administrative Agent, the Lead Arranger and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent, the Borrower, any other Loan Party, or any of their respective Affiliates, or any other Person and (B) the Administrative Agent, the Lead Arranger and the Lender have no obligation to the Parent, the Borrower, any other Loan Party, or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Parent,

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the Borrower, the other Loan Parties, and their respective Affiliates, and the Administrative Agent, the Lead Arranger and the Lenders have no obligation to disclose any of such interests to the Parent, the Borrower, any other Loan Party, or any of their respective Affiliates.  To the fullest extent permitted by Law, each of the Parent, the Borrower, and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.”

3.                                      Conditions to Effectiveness.  This First Amendment shall not be effective until the Administrative Agent shall have received counterparts of this First Amendment duly executed and delivered by the Borrower, the Parent, the Administrative Agent, and the Required Lenders.

4.                                      Representations and Warranties.  Except for changes in factual circumstances specifically and expressly permitted under the Loan Documents, the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Loan Agreement or any other Loan Document to which any of them is a party, are true and correct on and as of the date hereof except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct on and as of such earlier date.

5.                                      Limited Amendment; Ratification of Loan Documents.  Except as specifically amended or modified hereby, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed in all respects.  This First Amendment shall not be deemed a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Document, except as expressly set forth herein.

6.                                      Governing Law. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

7.                                      Miscellaneous. This First Amendment may be executed in any number of counterparts, which shall together constitute an entire original agreement, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.  Any determination that any provision of this First Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this First Amendment.  Each of the Borrower and the Parent represents and warrants that it has consulted with independent legal counsel of its selection in connection herewith and is not relying on any representations or warranties of the Administrative Agent or the Lenders or their counsel in entering into this First Amendment. This First Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

BORROWER:

STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	STAG Industrial GP, LLC
Its:	General Partner

By:	/s/ Stephen C. Mecke
Name:	Stephen C. Mecke
Title:	Authorized Officer

PARENT:

STAG INDUSTRIAL, INC.,
a Maryland corporation

By:	/s/ Stephen C. Mecke
Name:	Stephen C. Mecke
Title:	Executive Vice President and
Chief Operating Officer

First Amendment to Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Administrative Agent and a Lender

By:	/s/ D. Bryan Gregory
Name:	D. Bryan Gregory
Title:	Director

First Amendment to Term Loan Agreement

TD BANK, N.A.,
as a Lender

By:	/s/ Kerin Green
Name:	Kerin Green
Title:	Senior Vice President

First Amendment to Term Loan Agreement

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Frederick H. Denecke
Name:	Frederick H. Denecke
Title:	Senior Vice President

First Amendment to Term Loan Agreement

REGIONS BANK,
as a Lender

By:	/s/ Paul E. Burgan
Name:	Paul E. Burgan
Title:	Vice President

First Amendment to Term Loan Agreement

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ James M. Armstrong
Name:	James M. Armstrong
Title:	Senior Vice President

First Amendment to Term Loan Agreement